Exhibit 99.3

news release

Enbridge Energy Partners Declares Fourth Quarter 2004 Distribution

HOUSTON (January 24, 2005) /PRNewswire/ — Enbridge Energy Partners, L.P. (NYSE: EEP) (“Enbridge Partners”) today declared its fourth quarter cash distribution of $0.925 per unit, payable February 14, 2005 to unitholders of record on February 3, 2005.

Enbridge Energy Management, L.L.C. (NYSE:EEQ) also declared a distribution of $0.925 per share payable February 14, 2005 to shareholders of record on February 3, 2005.  The distribution will be paid in the form of additional shares of Enbridge Energy Management valued at the average closing price of the shares for the ten trading days prior to the ex-dividend date on February 1, 2005.

Enbridge Energy Partners, L.P. (www.enbridgepartners.com) owns the U.S. portion of the world’s longest liquid petroleum pipeline and is active in natural gas gathering, processing and transmission.  Enbridge Energy Management, L.L.C. (www.enbridgemanagement.com) (NYSE: EEQ) manages the business and affairs of Enbridge Partners and its principal asset is an approximate 18% interest in Enbridge Partners.  Enbridge Inc. (NYSE/TSX: ENB) (www.enbridge.com), through an indirect wholly owned subsidiary, is the General Partner of Enbridge Partners and holds an approximate 12% effective interest.

Investor Relations contact:

Tracy Barker

Toll-free: (866) EEP INFO or (866) 337-4636

E-mail: investor@enbridgepartners.com

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